UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Named Executive Officers

On October 30, 2014, Zimmer Holdings, Inc. (“Zimmer”) announced the senior management team that is expected to lead the combined organization upon completion of the merger with LVB Acquisition, Inc., the parent company of Biomet, Inc. (“Biomet”), announced on April 24, 2014. In connection with the expected senior management changes, Zimmer announced the planned departure of two of its executive officers, effective at the closing of the Biomet transaction.

James T. Crines, currently Executive Vice President, Finance and Chief Financial Officer of Zimmer, will retire from his current position effective at the close of the transaction and will serve in an advisory role following the close. In addition, Stephen H.L. Ooi, currently President, Asia Pacific of Zimmer, will retire from his current position effective at the close of the transaction and will serve in an advisory role following the close.

The proposed departures of Messrs. Crines and Ooi are conditioned upon the closing of the Biomet transaction. The transaction remains subject to the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, antitrust clearance in certain foreign jurisdictions and other customary closing conditions. Zimmer continues to expect to close the transaction in the first quarter of 2015.

Item 8.01	Other Events

On October 30, 2014, Zimmer issued the attached press release regarding the name of the combined company and the planned senior management team of the combined company, which is incorporated herein by reference.

Additional Information and Where to Find It

Zimmer filed with the SEC, and the SEC declared effective on September 29, 2014, a registration statement on Form S-4 that includes a consent solicitation statement of LVB that also constitutes a prospectus of Zimmer. INVESTORS AND SECURITYHOLDERS OF LVB ARE URGED TO READ THE CONSENT SOLICITATION/PROSPECTUS AND OTHER FILINGS MADE WITH THE SEC IN CONNECTION WITH THE MERGER CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The registration statement and consent solicitation statement/prospectus and other documents filed by Zimmer with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or from Zimmer at www.zimmer.com. You may also read and copy any reports, statements and other information filed by Zimmer, LVB and Biomet with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room. Certain executive officers and directors of LVB have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Zimmer Holdings, Inc. dated October 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2014

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Zimmer Holdings, Inc. dated October 30, 2014